Exhibit 99.1

AudioEye Reports Record Fourth Quarter and Full Year 2022 Results

Twenty-Eighth Consecutive Period of Record Revenue

TUCSON, Ariz. — March 9, 2023 — AudioEye, Inc. (NASDAQ: AEYE) (the “Company”), an industry-leading SaaS accessibility platform delivering website accessibility compliance to businesses of all sizes, reported financial results for the fourth quarter and full year ended December 31, 2022.

“We are pleased to deliver record revenue with non-GAAP profitability and an improved GAAP net loss,” said AudioEye CEO David Moradi. “In the fourth quarter, we delivered 19% revenue growth with an increase in gross margin while driving down operating expenses by 19%.”

Fourth Quarter 2022 Financial Results

●	Total revenue increased approximately 19% to a record $7.74M from $6.5M in the same prior year period. Both the Partner and Marketplace and the Enterprise channels contributed to revenue growth.

●	Gross profit increased to a record $6.0M, or 77.4% of total revenue, from $4.8M, or 74.0% of total revenue, in the prior year period. The increase in gross margin was a function of continued efficiencies across the board in our organization, which is impressive given our continued investment in R&D and customer success.

●	Total operating expenses decreased 19% to $7.9M from $9.8M in the same prior year period. The decrease in operating expenses was due to efficiencies gained in sales and marketing, partially offset by costs related to the addition of the Bureau of Internet Accessibility in March 2022, as well as lower stock compensation and litigation costs in general administrative expense.

●	Net loss available to common stockholders was $1.9M, or $(0.17) per share, compared to $5.0M, or $(0.44) per share, in the same prior year period. The decrease in net loss was the result of efficiencies gained in sales and marketing and G&A expenses as noted above, and revenue growth.

●	AudioEye generated Non-GAAP profit in the quarter of $0.2M, or $0.01 per share, compared to a net loss of $1.4M, or $(0.12) per share, in the same prior year period. The non-GAAP earnings and EPS performance reflect adjustments primarily for non-cash stock-based compensation expense, depreciation and amortization expense and other non-recurring items.

●	On December 31, 2022, the Company had $6.9M in cash compared to $7.8M on September 30, 2022. Cash usage declined to $0.9M, which included $0.6M of non-recurring items.

●	Annual Recurring Revenue (ARR) as of December 31, 2022, increased 13% to $29.2M from $25.8M as of December 31, 2021.

Full Year 2022 Financial Results

●	Revenue increased 22% to a record $29.9M in 2022 from $24.5M in 2021.

●	Gross profit increased to $22.7M (75.9% of total revenue) in 2022 from $18.4M (75.0% of total revenue) in 2021.

●	With revenue growing 22% in 2022, total operating expenses for 2022 decreased from $33.9M to $33.1M. The decrease in total operating expense was primarily driven by efficiencies in sales and marketing and reduced stock compensation expenses, offset by costs from the Bureau of Internet Accessibility and continued investments in R&D.

●	Net loss available to common stockholders was $10.4M, or $(0.91) per share, compared to $14.2M or $(1.29) per share in 2021. The decrease was primarily due to revenue growth and decreased expenses discussed above.

●	Non-GAAP net loss decreased to $900,000 or $(0.08) per share in 2022, compared to $4.5M or $(0.41) per share in 2021. The non-GAAP earnings and EPS reflect adjustments for stock-based compensation, litigation expense and other non-recurring items.

Other Updates

●	In February 2023, AudioEye appointed Mikel Chertudi as Chief Revenue Officer. Mikel is a proven leader in sales and marketing, and we are excited to have Mikel join us as we prepare for continued growth and expansion.

●	Q4 2022 saw the renegotiation, extension, and addition of partnership accounts which will contribute to the stability and growth of revenue into 2023 and beyond.

●	As of December 31, 2022, AudioEye had approximately 86,000 customers, up 5,000 sequentially and 4,000 year-over-year. The customer count increase was driven by both Enterprise and the Partner and Marketplace channel.

Financial Outlook

We are guiding for revenue of between $7.7 million and $7.9 million in the first quarter of 2023, representing year-over-year growth of 13% at the midpoint.

Conference Call Information

AudioEye management will hold a conference call today, March 9, 2023, at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results, followed by a question-and-answer period.

Date: Thursday, March 9, 2023

Time: 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)

U.S. dial-in number: 844-826-3033

International number: 412-317-5185

Access code: 10175433

Webcast: Q422 Webcast Link

Please call the conference telephone number 5-10 minutes prior to the start time. If you have any difficulty connecting with the conference call, please contact MZ Group at 561-489-5315.

The conference call will also be webcast live and available for replay via the investor relations section of the Company’s website. The audio recording will remain available via the investor relations section of the Company’s website for 90 days.

A telephonic replay of the conference call will also be available after 7:30 p.m. Eastern Time on the same day through Thursday, March 23, 2023 via the following numbers:

Toll-free replay number: 844-512-2921

International replay number: 412-317-6671

Replay passcode: 10175433

About AudioEye

AudioEye is an industry-leading digital accessibility platform delivering ADA and WCAG compliance at scale. By combining easy-to-use technology and subject matter expertise, AudioEye helps companies and content creators solve every aspect of web accessibility—from finding and resolving issues to navigating legal compliance, to ongoing monitoring and upkeep. Trusted by the FCC, ADP, Samsung, Tommy Hilfiger, and others, AudioEye delivers automated remediations and continuous monitoring for accessibility issues without making fundamental changes to website architecture, source code, or browser-based tools. Join us on our mission to eradicate barriers to digital access, visit www.audioeye.com.

Forward-Looking Statements

Any statements in this press release or regarding the stock repurchase program about AudioEye’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance are not historical facts and are “forward-looking statements” as that term is defined under the federal securities laws. Forward-looking statements are often, but not always, made through the use of words or phrases such as “believe”, “anticipate”, “should”, “confident”, “intend”, “plan”, “will”, “expects”, “estimates”, “projects”, “positioned”, “strategy”, “outlook” and similar words. You should read the statements that contain these types of words carefully. Such forward-looking statements contained herein include, but are not limited to, statements regarding the source of funds to be used to repurchase any shares under the program, future cash flows of the Company, anticipated contributions from new sales channels, long-term growth prospects, opportunities in the digital accessibility industry, our revenue and ARR guidance, and our expectation of investments in marketing and sales. These statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from what is expressed or implied in such forward-looking statements, including the variability of AudioEye’s revenue and financial performance; risks associated with our new platform, sales channels and offerings; product development and technological changes; the acceptance of AudioEye’s products in the marketplace by existing and potential future customers; competition; inherent uncertainties and costs associated with litigation; and general economic conditions. These and other risks are described more fully in AudioEye’s filings with the Securities and Exchange Commission. There may be events in the future that AudioEye is not able to predict accurately or over which AudioEye has no control. Forward-looking statements reflect management’s view as of the date of this press release, and AudioEye urges you not to place undue reliance on these forward-looking statements. AudioEye does not undertake any obligation to update such forward-looking statements to reflect events or uncertainties.

About Key Operating Metrics

We consider annual recurring revenue (“ARR”) as a key operating metric and a key indicator of our overall business. We also use ARR as one of the primary methods for planning and forecasting overall expectations and for evaluating, on at least a quarterly and annual basis, actual results against such expectations.

We manage customers through two primary channels, Enterprise and Partner and Marketplace. Enterprise channel consists of our larger customers and organizations, including those with non-platform custom websites, who generally engage directly with AudioEye sales personnel for custom pricing and solutions. This channel also includes federal, state and local government agencies. The Partner and Marketplace channel consists of our CMS partners, platform & agency partners, authorized resellers and our marketplace. This channel serves small and medium sized businesses who are on a partner or reseller’s web-hosting platform or who purchase an AudioEye solution from our marketplace.

We define ARR as the sum of (i) for our Enterprise channel, the total of the annual recurring fee under each active contract at the date of determination, plus (ii) for our Partner and Marketplace channel, the monthly fee for all active customers at the date of determination, in each case, assuming no changes to the subscription, multiplied by 12. This determination includes both annual and monthly contracts for recurring products. Some of our contracts are cancelable, which may impact future ARR. ARR excludes revenue from our PDF remediation services business, Website and Mobile App report services business and other miscellaneous non-recurring services.

Use of Non-GAAP Financial Measures

From time to time, we review adjusted financial measures that assist us in comparing our operating performance consistently over time, as such measures remove the impact of certain items, as applicable, such as our capital structure (primarily interest charges), items outside the control of the management team (taxes), and expenses that do not relate to our core operations, including transaction and litigation-related expenses and other costs that are expected to be non-recurring. In order to provide investors with greater insight and allow for a more comprehensive understanding of the information used in our financial and operational decision-making, the Company has supplemented the financial statements presented on a GAAP basis in this press release with the following non-GAAP financial measures: Non-GAAP earnings (loss) and Non-GAAP earnings (loss) per diluted share.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of Company results as reported under GAAP. The Company compensates for such limitations by relying primarily on our GAAP results and using non-GAAP financial measures only as supplemental data. We also provide a reconciliation of non-GAAP to GAAP measures used. Investors are encouraged to carefully review this reconciliation. In addition, because these non-GAAP measures are not measures of financial performance under GAAP and are susceptible to varying calculations, these measures, as defined by us, may differ from and may not be comparable to similarly titled measures used by other companies.

Non-GAAP Earnings (Loss) and Non-GAAP Earnings (Loss) per Diluted Share

We define: (i) Non-GAAP earnings (loss) as net income (loss), plus interest expense, plus depreciation and amortization expense, plus stock-based compensation expense, plus non-cash valuation adjustment to contingent consideration, plus certain litigation expense, plus certain acquisition expense, plus executive team restructuring cost, plus loss on disposal or impairment of long-lived assets, and less gain on loan forgiveness; and (ii) Non-GAAP earnings (loss) per diluted share as net income (loss) per diluted common share, plus interest expense, plus depreciation and amortization expense, plus stock-based compensation expense, plus non-cash valuation adjustment to contingent consideration, plus certain litigation expense, plus certain acquisition expense, plus executive team restructuring cost, plus loss on disposal or impairment of long-lived assets, and less gain on loan forgiveness, each on a per share basis. Non-GAAP earnings per diluted share would include incremental shares in the share count that are considered anti-dilutive in a GAAP net loss position. However, no incremental shares apply when there is a Non-GAAP loss per diluted share.

Non-GAAP earnings (loss) and Non-GAAP earnings (loss) per diluted share are used to facilitate a comparison of our operating performance on a consistent basis from period to period and provide for a more complete understanding of factors and trends affecting our business than GAAP measures alone. All of the items adjusted in the Non-GAAP earnings (loss) to net loss and the related per share calculations are either recurring non-cash items, or items that management does not consider in assessing our on-going operating performance. In the case of the non-cash items, such as stock-based compensation expense and valuation adjustments to assets and liabilities, management believes that investors may find it useful to assess our comparative operating performance because the measures without such items are expected to be less susceptible to variances in actual performance resulting from expenses that do not relate to our core operations and are more reflective of other factors that affect operating performance. In the case of items that do not relate to our core operations, management believes that investors may find it useful to assess our operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

Non-GAAP earnings (loss) is not a measure of liquidity under GAAP, or otherwise, and is not an alternative to cash flow from continuing operating activities, despite the advantages regarding the use and analysis of these measures as mentioned above. Non-GAAP earnings (loss) and Non-GAAP earnings (loss) per diluted share, as disclosed in this press release, have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP; nor are these measures intended to be measures of liquidity or free cash flow for our discretionary use.

To properly and prudently evaluate our business, we encourage readers to review the GAAP financial statements included elsewhere in this press release, and not rely on any single financial measure to evaluate our business. The following table sets forth reconciliations of Non-GAAP earnings (loss) to net loss, the most directly comparable GAAP-based measure, as well as Non-GAAP earnings (loss) per diluted share to net loss per diluted share, the most directly comparable GAAP-based measure.

Investor Contact:

Brian M. Prenoveau, CFA

AEYE@mzgroup.us

(561) 374-0177

AUDIOEYE, INC.

STATEMENTS OF OPERATIONS

	Year ended December 31,
(in thousands, except per share data)	2022	2021
Revenue	$29,913	$24,503

Cost of revenue	7,219	6,121

Gross profit	22,694	18,382

Operating expenses:
Selling and marketing	13,657	14,621
Research and development	6,085	5,304
General and administrative	13,381	13,970
Total operating expenses	33,123	33,895

Operating loss	(10,429)	(15,513)

Other income (expense):
Gain on loan forgiveness	—	1,316
Interest expense, net	(4)	(12)
Total other income (expense)	(4)	1,304

Net loss	(10,433)	(14,209)

Dividends on Series A Convertible Preferred Stock	—	(69)

Net loss available to common stockholders	$(10,433)	$(14,278)

Net loss per common share-basic and diluted	$(0.91)	$(1.29)

Weighted average common shares outstanding-basic and diluted	11,477	11,040

AUDIOEYE, INC.

BALANCE SHEETS

DECEMBER 31, 2022 AND 2021

	December 31,	December 31,
(in thousands, except per share data)	2022	2021
ASSETS
Current assets:
Cash	$6,904	$18,966
Accounts receivable, net	5,418	5,311
Deferred costs, short term	49	103
Prepaid expenses and other current assets	595	451
Total current assets	12,966	24,831

Property and equipment, net	161	196
Right of use assets	1,154	834
Deferred costs, long term	12	34
Intangible assets, net	6,041	2,622
Goodwill	4,001	701
Other	93	95
Total assets	$24,428	$29,313

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,452	$3,542
Finance lease liabilities	38	57
Operating lease liabilities	468	415
Deferred revenue	7,125	7,068
Contingent consideration	979	134
Total current liabilities	11,062	11,216

Long term liabilities:
Finance lease liabilities	7	45
Operating lease liabilities	745	450
Deferred revenue	73	5
Contingent consideration, long term	1,952	—
Total liabilities	13,839	11,716

Stockholders' equity:
Preferred stock, $0.00001 par value, 10,000 shares authorized
Common stock, $0.00001 par value, 50,000 shares authorized, 11,551 and 11,435 shares issued and outstanding as of December 31, 2022 and 2021, respectively	1	1
Additional paid-in capital	93,070	88,889
Accumulated deficit	(82,482)	(71,293)
Total stockholders' equity	10,589	17,597

Total liabilities and stockholders' equity	$24,428	$29,313

AUDIOEYE, INC.

RECONCILIATIONS OF GAAP to NON-GAAP FINANCIAL MEASURES

(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
(in thousands, except per share data)	2022	2021	2022	2021
Non-GAAP Earnings (Loss) Reconciliation
Net loss (GAAP)	$(1,924)	$(5,003)	$(10,433)	$(14,209)
Non-cash valuation adjustment to contingent consideration	164	—	346	—
Interest expense, net	—	1	4	12
Stock-based compensation expense	1,072	2,191	4,566	7,616
Acquisition expense (1)	—	—	247	—
Litigation expense (2)	106	1,035	1,916	2,099
Executive team restructuring cost (3)	246	—	246	—
Depreciation and amortization	504	365	2,111	1,322
Loss on disposal or impairment of long-lived assets	1	—	51	22
Gain on loan forgiveness	—	—	—	(1,316)
Non-GAAP earnings (loss)	$169	$(1,411)	$(946)	$(4,454)

Non-GAAP Earnings (Loss) per Diluted Share Reconciliation
Net loss per common share (GAAP) — diluted	$(0.17)	$(0.44)	$(0.91)	$(1.29)
Non-cash valuation adjustment to contingent consideration	0.01	—	0.03	—
Interest expense, net	—	—	—	—
Stock-based compensation expense	0.09	0.19	0.40	0.69
Acquisition expense (1)	—	—	0.02	—
Litigation expense (2)	0.01	0.09	0.17	0.19
Executive team restructuring cost (3)	0.02	—	0.02	—
Depreciation and amortization	0.04	0.03	0.18	0.12
Loss on disposal or impairment of long-lived assets	—	—	—	—
Gain on loan forgiveness	—	—	—	(0.12)
Non-GAAP earnings (loss) per diluted share (4)	$0.01	$(0.12)	$(0.08)	$(0.41)

Diluted weighted average shares (GAAP)	11,517	11,368	11,477	11,040
Includable incremental shares (Non-GAAP) (4)	727	—	—	—
Adjusted diluted shares (Non-GAAP) (5)	12,244	11,368	11,477	11,040

(1)	Represents legal and accounting fees associated with the BOIA acquisition.

(2)	Represents legal expenses related primarily to patent litigation pursued by the Company.

(3)	Represents severance expense associated with the restructuring in executive roles.

(4)	Non-GAAP earnings per adjusted diluted share for our common stock is computed using the treasury stock method.

(5)	The number of diluted weighted average shares used for this calculation is the same as the weighted average common shares outstanding share count when the Company reports a GAAP and non-GAAP net loss.